99.A.6

                                                                      EXHIBIT A6


                    THE CATALYST GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                     (IN U.S. THOUSANDS, EXCEPT SHARE DATA)
                                    UNAUDITED

                                                                    December 31,   December 31,
                                                                        2001          2002
                                                                     ---------      ---------
                                     ASSETS

Cash and cash equivalents                                            $   3,595      $   4,065
Cash at Century Power                                                    1,179            849
Management fee and interest receivable from CORHLP                       3,899          5,403
Investment in CORHLP                                                   174,123        185,656
Dominion Capital Inc. note receivable plus accrued interest             22,674         22,630
Loan to Lincorp Holdings, Inc. plus accrued interest                       218            308
Other assets                                                               199             37
                                                                     ---------      ---------
                Total assets                                         $ 205,887      $ 218,948
                                                                     =========      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable Dominion Capital Inc. plus accrued interest             $  25,770      $  27,098
Note payable CORHLP plus accrued interest                                   --         25,337
Senior note payable Trilon International plus accrued interest          16,254             --
Junior note payable First Toronto Equities plus accrued interest       144,829        152,713
Management fee payable Great Lakes Power                                 1,170            390
Other noncurrent liabilities                                               699            699
Current and deferred income taxes                                      (10,011)       (12,025
                                                                     ---------      ---------
                Total liabilities                                      178,711        194,212
                                                                     ---------      ---------

Senior Participating Preferred Stock - $.01 par value;
  500,000 shares authorized, 134,000 issued and outstanding                  1              1
Junior Participating Preferred Stock - $.01 par value;
  500,000 shares authorized, 65,000 issued and outstanding                   1              1
Common Stock - $.01 par value;
  100,000 shares authorized, issued and outstanding                          1              1
Additional paid-in capital                                             199,997        199,997
Accumulated deficiency                                                (172,824)      (175,264
                                                                     ---------      ---------
                Total stockholders' equity                              27,176         24,736
                                                                     ---------      ---------

                Total liabilities and stockholders' equity           $ 205,887      $ 218,948
                                                                     =========      =========

                                                                      EXHIBIT A6


                    THE CATALYST GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                               (IN U.S. THOUSANDS)
                                    Unaudited


                                                             Year Ended
                                                      December 31,  December 31,
                                                         2001          2002
                                                       --------      --------
Operating revenues:
    Equity interest in operating results of CORHLP     $  3,466      $ 11,533
    Management fee income                                 1,710         1,796
                                                       --------      --------
           Total operating revenue                        5,176        13,329
                                                       --------      --------

Operating expenses:
    Management fee expense                                  438           438
    General and administrative                              404           324
                                                       --------      --------
           Total operating expenses                         842           762
                                                       --------      --------

Operating income                                          4,334        12,567

Other income (expense):
    Interest income                                       1,857           775
    Interest expense                                    (16,383)      (17,464)
    Other                                                    19             1
                                                       --------      --------
Loss before income taxes                                (10,173)       (4,121)

Income tax benefit                                       (4,102)       (1,681)
                                                       --------      --------
Net loss                                               $ (6,071)     $ (2,440)
                                                       ========      ========

                                                                      EXHIBIT A6


                   THE CATALYST GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                              (IN U.S. THOUSANDS)
                                   UNAUDITED


                                                                    Year Ended
                                                            December 31,  December 31,
                                                               2001           2002
                                                             --------      --------
Cash flows provided by (used in) all activities:

Net loss                                                     $ (6,071)     $ (2,440)
Adjustments to reconcile net loss to net cash
  provided by (used in) all activities:
        Equity interest in CORHLP                              (3,466)      (11,533)
        Management fee receivable - CORHLP                     (1,430)       (1,504)
        Looan to Discover Resorts / Law Investments             5,553            --
        Loan to Dominion Capital, Inc.                            237            44
        Loan from Dominion Capital, Inc.                        1,327         1,328
        Other assets                                               (3)          402
        Senior note payable  - Trilon International Inc.           --       (16,254)
        Note payabe Trilon International Inc.                  (5,284)           --
        Note payabe CORHLP                                         --        25,337
        Deferred income taxes                                  (4,972)       (2,014)
        Management fee payable - Great Lakes Power                390          (780)
        Junior note payable - First Toronto Equities           13,333         7,884
                                                             --------      --------
Net cash provided by (used in) all activities                    (386)          470

Cash and cash equivalents at beginning of period                3,981         3,595
                                                             --------      --------
Cash and cash equivalents at end of period                   $  3,595      $  4,065
                                                             ========      ========

                                                                      EXHIBIT A6


                    THE CATALYST GROUP, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
                                EQUITY (DEFICIT)


                               (IN U.S. THOUSANDS)
                                    UNAUDITED



                                      Senior            Junior                      Additional
                                  Participating     Participating       Common        Paid-in      Accumulated
                                 Preferred Stock   Preferred Stock      Stock         Capital      Deficiency        Total
                                 ---------------   ---------------    ---------     ----------     ------------    ---------

Balances at December 31, 2000       $       1         $       1       $       1      $ 199,997      $(166,753)     $  33,247

Net loss                                                                                               (6,071)        (6,071)
                                    ---------         ---------       ---------      ---------      ---------      ---------
Balances at  December 31, 2001              1                 1               1        199,997       (172,824)        27,176

Net loss                                                                                              (2,440)        (2,440)
                                    ---------         ---------       ---------      ---------      ---------      ---------

Balances at  December 31, 2002      $       1         $       1       $       1      $ 199,997      $(175,264)     $  24,736
                                    =========         =========       =========      =========      =========      =========